Exhibit 10.1

SUBSCRIPTION AGREEMENT
FOR INDIVIDUALS
KH FUNDING COMPANY COMMON STOCK

KH Funding Company
10801 Lockwood Drive
Suite 370
Silver Spring, Maryland 20901

Attention:  Corporate Secretary

Ladies/Gentlemen:

This Subscription Agreement is being furnished to KH Funding Company, a Maryland corporation (the “Corporation”), by the undersigned subscriber (the “Purchaser”) in connection with the proposed purchase by the Purchaser from the Corporation of ___________ shares (the “Shares”) of its common stock, par value $.01 per share (the “Common Stock”), at a price of $1.00 per share, or an aggregate purchase price of $_________ (the “Subscription Price”) in a private transaction, as described herein.

In connection with the such purchase, the Purchaser hereby agrees as follows:

1.           Purchase.  The Purchaser hereby subscribes to purchase the Shares at the Subscription Price.  A check in the amount of the Subscription Price payable to the Corporation accompanies this Subscription Agreement.  Please deduct purchase price from my KH account # ___________.

2.           Acceptance or Rejection of Subscription.  The Corporation has the right to reject this subscription for the Shares for any reason.  In the event of the rejection of this subscription, this Subscription Agreement shall have no force or effect and the Corporation shall continue to be indebted to the Investor as described above.

3.           Representation and Warranties of the Investor.

(i)               The Investor is acquiring the Shares solely for investment, solely for the Investor's own account, not for the account of any other person, and not for distribution, assignment or resale to others and no other person has a direct or indirect beneficial interest in any Shares so acquired.

(ii)                      The Investor has carefully read this Subscription Agreement and, to the extent the Investor believes necessary, has discussed with the Investor’s professional and tax advisors with respect to the financial and tax consequences of an investment in the Corporation, as well as the suitability of this investment, based on the Investor's individual circumstances.

(iii)                      The Investor represents and acknowledges that the Investor has had a reasonable opportunity, at a reasonable time prior to the Investor's investment in the Corporation, to ask questions of and receive answers from the Corporation or other representative of the Corporation concerning the terms and conditions of the offering of the Shares, and the Corporation and its operations, and all such questions have been answered to the Investor's full satisfaction.  The Investor further acknowledges that the Investor has had a reasonable opportunity to obtain any relevant information which the Corporation possesses or can acquire without unreasonable effort or expense.

(iv)                      The Investor represents and acknowledges that no oral representations have been made in connection with the offering of the Shares which are in any manner inconsistent with the materials that have been disclosed to the Investor.

(v)               The Investor has neither relied upon nor seen any form of advertising or general or public solicitation, including communications published in or broadcasted by any print or electronic medium and mass mailings, in connection with the offering of the Shares, and are aware of no such solicitation or advertisement received by others.

(vi)                      The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and has checked the box(es) below which are next to the category or categories under which the Investor qualifies as an accredited investor:

A. ___ I certify that I am an accredited investor, as that term is defined in Rule 501(a) under the Securities Act (an “Accredited Investor”) because I have an individual net worth, or my spouse and I have a combined net worth, in excess of $1,000,000.  For purposes of this Subscription Agreement, “net worth” means the excess of total assets at fair market value, including home1, home furnishings, and automobiles, over total liabilities.

B. ___  I certify that I am an Accredited Investor because I had individual income (exclusive of any income attributable to my spouse) of more than $200,000 in each of the last two years or joint income with my spouse in excess of $300,000 for each of those years, and I reasonably expect to reach the same income level in the current year.  For purposes of this Subscription Agreement, individual income means adjusted gross income, as reported for U.S. federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse):  (1) the amount of any tax-exempt interest income under Section 103 of the U.S. Internal Revenue Code of 1986 (the “Code”) received, (2) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040, and (3) any deduction claimed for depletion under Section 611 et seq. of the Code.

C. ___ I certify that I am an Accredited Investor because I am a director, or executive officer of the Corporation.

________________________
1 Notwithstanding anything to the contrary herein, for purposes of determining “net worth”, the principal residence owned by an individual shall be valued either at (A) cost, including the cost of improvements, or (B) the appraised value of the property as determined by an institutional lender, net of current encumbrances upon the property.

(vii)                     The Investor, if a natural person, has his or her principal residence in the state listed on the signature page hereof, and has no present intention of changing such residence; and, if an entity, has its principal office in the state listed on the signature page hereof, and has no present intention of changing such principal office.

(viii)                    The Investor acknowledges that an investment in the Corporation involves a high degree of risk, and, having made Investor’s own evaluation of the risks associated with this investment, the Investor is aware and has been advised that the Investor must bear the economic risks of a purchase of the Shares indefinitely.

(ix)                      The Investor acknowledges that the Shares have not been registered under the Securities Act or any applicable State securities laws (the “State Acts”), and are being offered and sold pursuant to exemptions from registration under the Securities Act by virtue of Section 4(2) of the Act and/or the provisions of Regulation D promulgated under Section 3(b) of the Securities Act, and such exemptions depend in part upon the accuracy of the statements, representations and agreements made by the Investor in this Subscription Agreement.  The Investor understands that the merits of investment in the Shares have not been reviewed by, passed on, or submitted for review to any federal or state agency or other regulatory organization.

(x)               The Investor understands that there is no market for the Shares, that none may develop, and that limited rights exist to transfer the Shares.

(xi)              Not applicable.

(xi)                      The Investor is aware that the Corporation may offer and sell additional shares of Common Stock in the future, thereby diluting the Investor’s percentage equity ownership of the Corporation.

(xii)                      As of the date or dates of the Investor's acquisition of the Shares in the Corporation (i) the value of all securities owned by the Investor of all issuers that are or would be, but for the exemption set forth in Section 3(c)(1)(A) of the Investment Company Act of 1940, as amended, excluded from the definition of “investment company” under such Act solely by reason of Section 3(c)(1) thereof, will not exceed 10% of the value of the Investor's total assets, and (ii) the Investor is not relying on Section 3(c)(1) of the Investment Company Act of 1940 as an exemption from classification as an investment company.

(xiii)                    The foregoing representations and warranties and all other information which the Investor has provided to the Corporation concerning such Investor, the financial position of the Investor, and the Investor's knowledge of financial and business matters, or in the case of persons investing as joint tenants or a corporation, partnership, trust or other entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such joint tenants or entity, including all information contained herein, are true and accurate as of this date and shall be true and accurate as of the date of the issuance of the Shares.  If in any respect such representations, warranties or information shall not be true and accurate at any time prior to the Investor's admission to the Corporation, the Investor will give written notice of such fact to the Corporation, specifying which representations, warranties or information are not true and accurate and the reasons therefor.

4.           Covenants of the Investor.  The Investor covenants and agrees that the Investor will not take, or cause to be taken any action with respect to the Shares that would cause the Investor to be deemed an “underwriter” as defined in Section 2(11) of the Securities Act.

5.           Investor Questionnaire.  The Investor has previously completed and delivered to the Corporation, or is concurrently with the delivery hereof delivering, an Investor Questionnaire in the form attached hereto. The Investor understands and acknowledges that the Corporation is relying on the accuracy of the information set forth in the Investor Questionnaire in complying with applicable federal and state securities laws.

6.           Indemnification.  The Investor understands and acknowledges that the Corporation and its control persons are relying on the representations, warranties and agreements made by the Investor in this Subscription Agreement and the Investor agrees to indemnify and hold harmless the Corporation, its control persons, the corporation's affiliates and anyone acting on its behalf from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) which they may incur by reason of my failure to fulfill any of the terms or conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by the Investor herein, or in any document provided by the Investor to the Corporation.

7.           Transferability and Resale.

(i)               The Investor acknowledges that the Shares have not been registered under the Securities Act or the State Acts, and may not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the Investor unless registered pursuant to the Securities Act and the State Acts, or upon presentation to the Corporation of evidence satisfactory to the Corporation, or submission to the Corporation of a favorable opinion of counsel acceptable to the Corporation, to the effect that any such transfer is subject to an applicable exemption under and will not be in violation of the Securities Act and the State Acts, and will not prejudice the “S” tax status of the Corporation.

(ii)                      The Investor acknowledges that the Corporation is not expected to file periodic reports with the Securities and Exchange Commission pursuant to the requirements of Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934, as amended.  The Investor also understands that the Corporation is under no obligation to register the Shares for distribution in accordance with the provisions of the Securities Act and the State Acts, or to assist the Investor in complying with any exemption under the Securities Act and the State Acts for the transfer of the Shares. However, the Corporation does make periodic filings with the Securities and Exchange Commission pursuant to the issuance of debt securities by the Corporation.

(iii)                      The Investor acknowledges that, as a result of the strict limitations on the ability to transfer the Shares, the Investor may be required to hold the Shares indefinitely and therefore may not realize any liquidity from any sale of the Shares.

18.           Restrictive Legends.  The Shares shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO KH FUNDING COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

9.           Binding Effect; Successors and Assigns.  This Subscription Agreement will be binding upon the parties hereto, the successors and assigns of the Corporation and the heirs, personal representatives, successors and assigns of the Investor.  This Subscription Agreement will inure to the benefit of the Corporation and its successors and assigns.  Neither this Subscription Agreement nor any part of it will be assignable by the Investor.

10.           Option to Purchase Shares.  The purchaser shall receive an option to purchase half as many shares as are being purchased hereunder for the price of $1.00 per share (the “Option Agreement”).  The Option Agreement shall expire five (5) years from the date of issuance of the stock purchased herein.

11.           [Intentionally omitted].

12.           Miscellaneous.

(i)               This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subscription of the Investor's Shares and may be amended only by a writing executed by the parties hereto.

(ii)                      Within 10 days after receipt of a written request from the Corporation, the Investor agrees to provide such information and to execute and deliver such documents as reasonably may be necessary to comply with any and all laws and ordinances to which the Corporation is subject.

(iii)                      In this Subscription Agreement the singular shall include the plural and the masculine gender shall include the feminine and neuter and vice versa, as the context requires.

(iv)                      Each provision of this Subscription Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(v)               Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

(vi)              This Subscription Agreement may not be orally modified or amended, but may be modified or amended only in a writing duly executed by each of the parties hereto.  All communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail or by a recognized overnight delivery service (with postage and costs prepaid).

(vii)                     This Subscription Agreement shall be construed in accordance with the laws of the State of Maryland, without regard to principles of conflict of laws.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE FOR PURCHASE OF
KH FUNDING COMPANY COMMON STOCK

IN WITNESS WHEREOF, the undersigned has executed and sealed this Subscription Agreement as of this ___ day of ___________, 2009.

Check One:

____	Tenants-in-common		(SEAL)
____	Joint tenants	Signature of Investor
____	Tenants by the entireties
____	Individual
Typed or Printed Name of Investor

(SEAL)
Signature of Co-Investor (if any)

Typed or Printed Name of Co-Investor (if any)

Residence or Business Address

City State Zip

Telephone Number

Social Security Number

ACCEPTED THIS ____ DAY OF ______________, ______

KH FUNDING COMPANY

By:
Name
Title